Exhibit 99.2

ILLUMIGEN BIOSCIENCES, INC.

CONDENSED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$484,356	$70,152
Accounts receivable	30,000	—
Prepaid rent	—	16,165
Total current assets	514,356	86,317
Property and equipment, net	232,727	294,851
Other assets	21,830	20,330
Total assets	$768,913	$401,498

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$1,370,269	$630,459
Accrued liabilities	102,485	85,844
Current portion of capital lease obligations	26,703	25,575
Total current liabilities	1,499,457	741,878
Long Term Liabilities
Capital lease obligations, less current portion	104,541	122,356

Stockholders’ deficit:
Series A Convertible Preferred Stock, $0.0001 par value; authorized 20,000,000 shares; 13,662,943 and 9,905,158 shares issued and outstanding, respectively	15,234,005	10,811,181
Series B Convertible Preferred Stock, $0.0001 par value, 6,000,000 and zero shares authorized, 956,845 and zero shares issued and outstanding, respectively	963,224	—
Common stock, $0.0001 par value, 80,000,000 shares authorized, 2,555,560 and 2,530,560 shares issued and outstanding, respectively	256	253
Stock subscription receivable	(2,042)	(2,042)
Shareholder note	—	(12,323)
Accumulated deficit	(17,030,528)	(11,259,805)
Total stockholders’ deficit	(835,085)	(462,736)
Total liabilities and stockholders’ deficit	$768,913	$401,498

See the accompanying Notes to Financial Statements.

ILLUMIGEN BIOSCIENCES, INC.

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Nine months ended September 30,
	2007	2006

Revenues:
Contract research	$—	$87,246
Grant revenues	—	19,298
Total revenues	—	106,544

Costs and expenses:
Research and development	3,487,539	1,808,196
General and administrative	1,519,842	894,034
Total costs and expenses	5,007,381	2,702,230

Loss from Operations	(5,007,381)	(2,595,686)

Other Expenses:
Interest expense	15,902	50,975

Net loss	$(5,023,283)	$(2,646,661)

See the accompanying Notes to Financial Statements.

ILLUMIGEN BIOSCIENCES, INC.

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Nine Months Ended September 30,
	2007	2006
Cash flows from operating activities:
Net loss	$(5,023,283)	$(2,646,661)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	62,124	43,014
Interest expense on converted notes payable	—	50,705
Stock based compensation	2,364	—
Changes in assets and liabilities
Accounts receivable	(30,000)	—
Prepaid rent	16,165	—
Other assets	(1,500)	9,133
Accounts payable	739,810	351,726
Accrued liabilities	16,641	5,678
	(4,217,679)	(2,186,405)

Cash flows from investing activities
Purchase of equipment	—	(105,432)

Cash flows from financing activities
Proceeds of shareholder note receivable	12,323	11,812
Proceeds from issuance of convertible debt	—	566,205
Proceeds from issuance of notes payable	—	189,776
Payment of capital lease obligation	(16,687)	—
Payments on notes payable	—	(12,643)
Proceeds from issuance of preferred stock, less issuance costs	4,633,747	1,600,000
Proceeds from exercise of stock options	2,500	2,000
	4,631,883	2,357,150

Net change in cash and cash equivalents	414,204	65,313
Cash and cash equivalents
Beginning of period	70,152	37,131
End of period	$484,356	$102,444

Supplemental Disclosures of Cash Flow Information
Conversion of convertible debt, notes payable and accrued interest to preferred stock	$—	$5,490,147
Accretion on preferred stock	$752,301	$544,786
Cash paid for interest	$15,902	$270
Acquisition of equipment through capital lease obligations	$—	$80,855

See the accompanying Notes to Financial Statements.

Illumigen Biosciences, Inc.

Notes to Financial Statements (Unaudited)

September 30, 2007 and 2006

Note 1 - Description of Business and Management’s Plan for Continued Existence

Description of Business - Illumigen Biosciences, Inc., (the Company), was incorporated in the state of Washington on December 22, 1999. The Company is a biotechnology company in the business of pioneering a combination of genomics, genetics, epidemiology, and information technology.

Management’s Plan for Continued Existence - The accompanying financial statements have been prepared on a going concern basis, which assumes that the Company will realize its assets and satisfy its liabilities in the normal course of business. The Company’s inability to obtain additional cash could have a material adverse effect on its financial position, results of operations and its ability to continue in existence. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has experienced recurring losses from operations and has generated an accumulated deficit of $17,030,528 and $11,259,805 as of September 30, 2007 and December 31, 2006 respectively. The Company believes it can continue to raise debt and equity financing from either current or new investors to fund the costs associated with the clinical trials process, which may or may not be available under reasonable terms.

Note 2 - Unaudited Interim Financial Information

The accompanying balance sheet as of September 30, 2007 and the related statement of operations and statement of cash flows for the nine months ended September 31, 2007 and 2006 are unaudited. These unaudited interim financial statements have been prepared in accordance with accounting standards generally accepted in the United States of America. The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.

In the opinion of management, all adjustments necessary for a fair presentation of the financial statements have been included. Such adjustments are of a normal recurring nature necessary for the fair presentation of the Company’s financial position as of September 30, 2007, the results of operations and changes in cash flows for the nine months ended September 30, 2007 and 2006.

Interim results are not necessarily indicative of the results to be expected for the year ending December 31, 2007.

Note 3 - Summary of Significant Accounting Policies

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased as cash equivalents.

Fair Value of Financial Instruments - The carrying amounts of financial instruments such as cash and cash equivalents, accounts payable and accrued liabilities approximate fair value because of the short-term nature of these items.

Research and Development - Research and development costs include salaries, cost of outside collaborators and outside services, clinical trial expense and royalty and license costs. Research and development costs are expensed as incurred.

Property and Equipment - Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation expense is charged to operations over the estimated useful service period of the assets using the straight-line method. The estimated useful lives of property and equipment range from three to seven years.

Revenue Recognition - Revenues consist of grant and contract research revenues which are recognized as work under the grants is performed.

Stock-Based Compensation - On January 1, 2006, the Company adopted the provisions of SFAS No. 123(R), Share-Based Payment, which requires recognition of expense related to the fair value of the Company’s share-based compensation. Compensation cost recognized for the periods ended September 30, 2007 and 2006 includes compensation cost for all share-based compensation granted subsequent to January 1, 2006, based on the grant-date fair value awards, recognized using the straight-line attribution method. Recognized compensation cost has not been significant to date.

Income Taxes - Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. Accounting principles generally accepted in the United States of America require a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company provides a full valuation allowance for deferred taxes given the uncertainty of future utilization in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes.

Use of Estimates - In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 4 - Property and Equipment

Property and equipment consists of the following :

	September 30, 2007	December 31, 2006
Research equipment	$695,882	$695,882
Computer equipment	118,083	118,083
Telecommunications equipment	4,472	4,472
	818,437	818,437
Less: accumulated depreciation	(585,710)	(523,586)
	$232,727	$294,851

Depreciation and amortization expense for the nine months ended September 30, 2007 and 2006 was approximately $62,124 and $43,014, respectively.

Note 5 - Convertible Notes

During 2005, the Company issued secured convertible promissory notes for proceeds of $200,000. Interest accrued at a rate of 12% annually. These notes contain a provision that allow the notes to convert into shares of Series A Convertible Preferred Stock when the Company initiates an equity financing or series of financings yielding gross proceeds in excess of $1,500,000. At that time, all outstanding convertible notes plus accrued interest convert into shares of Series A Convertible Preferred Stock calculated by dividing the entire principal amount of the notes plus any outstanding accrued interest by the price per share of the securities, rounded to the nearest whole share. During 2006, the Company issued $566,205 of convertible notes. In March 2006, the principal balance and accrued interest of $771,597 were converted to shares of Series A Convertible Preferred Stock.

Note 6 - Notes Payable

During the year ended December 31, 2005, the Company entered into a debt-financing agreement, receiving additional proceeds from a lender of $1,600,000. These notes accrue interest at 12% per annum and had various maturity dates through December 31, 2005. In February 2006, under a separate agreement, the principal balance, which resulted in a total amount financed of $3,660,000, together with accrued interest of $867,642, was converted to Series A Convertible Preferred shares.

During 2006, the Company issued notes to individual investors in the amount of $189,776.  In February 2006, the principal balance, together with accrued interest of $1,137, was converted to Series A Convertible Preferred shares.

Note 7 - Stockholders’ Equity

Series A Convertible Preferred Stock - During the nine month period ended September 30, 2007 and 2006, the Company issued 3,757,835 shares for proceeds of $3,676,902 (net of $80,893 issuance costs) and 1,600,000 shares for proceeds of $1,600,000 (net of zero issuance costs), respectively.

Series B Convertible Preferred Stock - In September 2007, the Company issued 956,845 shares of Series B Convertible Preferred Stock for proceeds of $956,845 (net of zero issuance costs).

The terms of the Series B Preferred Stock are summarized below:

Conversion - Each share of Series B Convertible Preferred Stock is convertible, at the option of the holder, at any time after the date of issuance, into such number of shares of common stock as is determined by dividing the original issue of the preferred stock, $1.00 by the conversion price in effect at the time of conversion, subject to certain dilution adjustments for additional issuances of stock. Under the terms of the agreement, preferred stock can generally be automatically converted into shares of common stock upon the closing of a public offering.

Liquidation and Preference - In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series B Convertible Preferred Stock are entitled to receive in preference to any distribution of any of the assets and funds of the Company to the holders of Series A Convertible Preferred Stock or Common Stock. Asset distribution amounts for preferred stock holders are equal to $1.00 per share for each share held plus a compound rate of 8% per annum on such amount, commencing on the issuance date of such shares. If the assets and funds are insufficient to permit such payment, the entire assets and funds of the Company shall be distributed ratably in proportion to the preferential amount each holder is otherwise entitled to receive. Upon completion of distributions to preferred stock holders, the remaining assets shall be distributed among all stock holders, pro rata, based on the number of shares of Common Stock held by each (assuming conversion of all such Preferred Stock).

Redemption - Any time after December 1, 2010, upon written request from the majority of the holders of the then outstanding Series A and Series B Convertible Preferred Stock, the shares are redeemable at a rate of $1.00 per share, as adjusted, plus compounded interest of 8% per year calculated on the original purchase price of each of the shares. Through September 30, 2007 and 2006, $752,301 and $544,786, respectively, of accretion was recorded by the Company.

Voting - The holder of each share of preferred stock has the right to one vote for each whole share of common stock into which its respective shares of preferred stock would be convertible on the record date for the vote.

Dividends - The holders of Series A and Series B Convertible Preferred Stock are entitled to receive non-cumulative dividends, out of any assets legally available, at the rate of $0.08 per share payable quarterly when and if declared by the Board of Directors.

Note 8 - License Agreements and Commitments

License Agreements - Under a license agreement with University of South Florida Research Foundation, Inc., the Company is required to make royalty payments of 1.75% of the net sales under the licensed technology. In addition, the Company is required to pay quarterly license fees, royalties, and sublicense fees. Minimum royalties in the amount of $10,000, $20,000, $35,000, and $50,000 are due for 2007, 2008, 2009, and thereafter, respectively.

Commitments - The Company leases office space, which is classified as an operating lease that expired in October 2007.

Rent expense for the leased facilities was approximately $147,219 and $146,283 for the nine months ended September 30, 2007 and 2006, respectively.

Note 9 - Capital Lease Obligations

The Company leases certain equipment under capital lease. The future minimum lease payments are as follows:

2007	$11,915
2008	43,761
2009	43,761
2010	43,761
2011	28,982
Total future minimum lease payments	172,180
Less amounts representing interest	(40,936)
Present value of future minimum lease payments	131,244
Less current portion	(26,703)
$104,541

The Company makes monthly payments under the related leases which are collateralized by leased equipment. Property recorded under those capital leases totals $155,293 and $80,855 and is included in the accompanying balance sheet as research equipment at September 30, 2007 and December 31, 2006, respectively. The related accumulated amortization totaled approximately $23,807 and $4,201 at September 30, 2007 and December 31, 2006, respectively. Amortization of capital leases is included with depreciation expense in the accompanying financial statements.

Note 10 - Stock Options

The Company’s Stock Option Plan authorizes the grant of options to employees and consultants for up to 3,501,515 and 1,401,515 shares of the Company’s common stock at September 30, 2007 and December 31, 2006, respectively. All options granted have a ten-year term and generally vest and become exercisable ratably over four years of continued employment or service as defined in each option agreement. Options granted under the Plan may be designated as incentive or non-statutory stock options at the discretion of the Plan Administrator. Incentive and non-statutory stock options are exercisable at prices determined in the related Stock Option Agreements or at the discretion of the Company. Stock options are issued at the fair market value on the date of grant.  As of September 30, 2007 and December 31, 2006, options outstanding are 1,786,302 and 886,302, with a weighted average exercise price of $0.24 and $0.12, respectively.

Recognized compensation expense and unrecognized compensation cost related to nonvested options granted to employees for the nine months ended September 30, 2007 and 2006 have not been significant to date.